Exhibit 21

Subsidiaries of AbbVie Inc.

Domestic Subsidiaries	Incorporation

AbbVie Bioresearch Center Inc.	Delaware

AbbVie Biotech Ventures Inc.	Delaware

AbbVie Biotherapeutics Inc.	Delaware

AbbVie Endocrine Inc.	Delaware

AbbVie Endocrinology Inc.	Delaware

AbbVie Holdings Inc.	Delaware

AbbVie Products LLC	Georgia

AbbVie Purchasing LLC	Delaware

AbbVie Resources Inc.	Delaware

AbbVie Resources International Inc.	Delaware

AbbVie Respiratory LLC	Delaware

AbbVie US LLC	Delaware

Aeropharm Technology, LLC	Delaware

BioDisplay Technologies, Inc.	Illinois

Fremont Holding L.L.C.	Delaware

IEP Pharmaceutical Devices, LLC	Delaware

Knoll Pharmaceutical Company	New Jersey

KOS Pharmaceuticals, Inc.	Delaware

Life Properties Inc.	Delaware

Organics L.L.C.	Delaware

Rowell Laboratories, Inc.	Minnesota

Unimed Pharmaceuticals, LLC	Delaware

Vernal Holdings Inc.	Delaware

Foreign Subsidiaries	Incorporation

AbbVie S.A.	Argentina

AbbVie Pty Ltd	Australia

AbbVie GmbH	Austria

AbbVie Bahamas Ltd.	Bahamas

AbbVie SA	Belgium

AbbVie Ltd	Bermuda

AbbVie Biotechnology Ltd	Bermuda

AbbVie d.o.o. društvo sa ograničenom odgovornošću za trgovinu i usluge	Bosnia

AbbVie Participações Ltda.	Brazil

AbbVie Farmacêutica Ltda.	Brazil

AbbVie EOOD	Bulgaria

AbbVie Corporation	Canada

AbbVie Holdings Corporation	Canada

AbbVie Productos Farmacéuticos Limitada	Chile

AbbVie S.A.S.	Colombia

AbbVie d.o.o.	Croatia

AbbVie Limited	Cyprus

AbbVie s.r.o.	Czech Republic

AbbVie A/S	Denmark

AbbVie, S.R.L.	Dominican Republic

AbbVie Ltd.	Egypt

AbbVie Oy	Finland

AbbVie SAS	France

AbbVie Holdings SAS	France

Abbott Products GmbH	Germany

AbbVie Biotechnology GmbH	Germany

AbbVie Deutschland GmbH & Co. KG	Germany

AbbVie Komplementär GmbH	Germany

AbbVie Real Estate Management GmbH	Germany

AbbVie (Gibraltar) Holdings Limited	Gibraltar

AbbVie (Gibraltar) Limited	Gibraltar

AbbVie Pharmaceuticals Societe Anonyme	Greece

AbbVie, S.A.	Guatemala

AbbVie Limited	Hong Kong

AbbVie Investment Kft.	Hungary

AbbVie Kft.	Hungary

AbbVie Ireland Holdings Limited	Ireland

AbbVie Ireland Limited	Ireland

AbbVie Limited	Ireland

AbbVie Manufacturing Management Limited	Ireland

Fournier Laboratories Ireland Ltd.	Ireland

AbbVie Biopharmaceuticals Ltd.	Israel

AbbVie S.r.l.	Italy

AbbVie GK	Japan

AbbVie Holdings KK	Japan

AbbVie Ltd	Jersey

AbbVie Ltd	Korea, South

AbbVie SIA	Latvia

AbbVie UAB	Lithuania

AbbVie (Gibraltar) Holdings Limited Luxembourg S.C.S.	Luxembourg

AbbVie International S.à r.l.	Luxembourg

AbbVie Investments S.à r.l.	Luxembourg

AbbVie Overseas S.à r.l.	Luxembourg

AbbVie S.à r.l.	Luxembourg

AbbVie Sdn. Bhd.	Malaysia

AbbVie Farmacéuticos, S.A. de C.V.	Mexico

AbbVie B.V.	Netherlands

AbbVie Finance B.V.	Netherlands

AbbVie Ireland NL B.V.	Netherlands

AbbVie Japan Holdings B.V.	Netherlands

AbbVie Logistics B.V	Netherlands

AbbVie Nederland Holdings B.V.	Netherlands

AbbVie Pharmaceuticals B.V.	Netherlands

AbbVie Research B.V.	Netherlands

AbbVie Venezuela Holdings B.V.	Netherlands

AbbVie Limited	New Zealand

AbbVie AS	Norway

AbbVie, S. de R.L.	Panama

AbbVie Pharmaceutical Trading (Shanghai) Co., Ltd.	People’s Republic of China

AbbVie Polska Sp. z o.o.	Poland

AbbVie Sp. z o.o.	Poland

AbbVie, L.da	Portugal

AbbVie Promoção, L.da	Portugal

AbbVie Corp	Puerto Rico

Knoll LLC	Puerto Rico

S.C. AbbVie S.R.L.	Romania

AbbVie Limited Liability Company	Russia

AbbVie Operations Singapore Pte. Ltd.	Singapore

AbbVie Pte. Ltd.	Singapore

AbbVie Holdings s.r.o.	Slovakia

AbbVie s.r.o.	Slovakia

AbbVie d.o.o.	Slovenia

AbbVie (Pty) Ltd.	South Africa

AbbVie Farmacéutica, S.L.U.	Spain

Fundación AbbVie	Spain

AbbVie AB	Sweden

AbbVie AG	Switzerland

AbbVie BioPharmaceuticals GmbH	Switzerland

AbbVie Ltd.	Thailand

AbbVie Sarl	Tunisia

AbbVie Tıbbi İlaçlar Sanayi ve Ticaret Limited Şirketi	Turkey

AbbVie Ltd	United Kingdom

AbbVie Australasia Holdings Limited	United Kingdom

AbbVie Investments Limited	United Kingdom

AbbVie Trustee Company Limited	United Kingdom

AbbVie UK Holdco Limited	United Kingdom

AbbVie S.A.	Uruguay